                                                                 EXHIBIT (K)(10)

                MASTER SUB-ACCOUNTING SERVICES AGREEMENT

      This Agreement is made as of June 1, 2010 by and INVESCO ADVISERS, INC., a Delaware corporation, having its principal place of business at 11 Greenway Plaza, Suite 100, Houston , TX 77046-1173 (the "ADMINISTRATOR") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, having its principal place of business at One Lincoln Street, Boston, MA 02111 (the "SUB-ACCOUNTING AGENT").

      WHEREAS, pursuant to various management or administration agreements (collectively, the "ADMINISTRATION AGREEMENT") by and between the Administrator and each management investment company thereto (and each management investment company that becomes a party thereto), the Administrator has been retained to provide, and provides, certain fund accounting and recordkeeping services;

      WHEREAS, the Administrator may contract, subcontract or otherwise arrange for the Sub-Accounting Agent's provision of certain of the aforementioned services, including the fund accounting and recordkeeping services set forth below;

      WHEREAS, the Administrator desires to retain the Sub-Accounting Agent to perform certain fund accounting and recordkeeping services with regard to each management investment company for which it provides fund accounting and recordkeeping services under the Administration Agreement, as more particularly identified on Appendix A hereto (each such management investment company and each management investment company made subject to this Agreement in accordance with Section 8.5 below shall hereinafter be referred to as a "FUND" and collectively as the "FUNDS");

      WHEREAS, each Fund may or may not be authorized to issue common stock or shares of beneficial interest ("SHARES") in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

      WHEREAS, each Fund so authorized intends that this Agreement be applicable to its series of Shares (as identified on Appendix A hereto (such series together with all other series subsequently established by such Fund and made subject to this Agreement in accordance with Section 8.6 below, shall hereinafter be referred to as the "PORTFOLIO(S)");

      WHEREAS, each Fund not so authorized intends that this Agreement be applicable to it and that all references hereinafter to one or more "Portfolio(s)" shall be deemed to refer to such Fund(s); and

      WHEREAS, the Sub-Accounting Agent is willing to perform such services upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. DUTIES OF THE SUB-ACCOUNTING AGENT.

      SECTION 1.1 BOOKS OF ACCOUNT.

      The Sub-Accounting Agent shall maintain the books of account of each Fund and shall perform the following duties in the manner prescribed by such Fund's currently effective prospectus, statement of additional information or other governing document, certified copies of which have been supplied to the Sub-Accounting Agent (a "governing document"):

      -     Record general ledger entries;

      -     Accrue/calculate daily expenses;

      -     Calculate daily income;

      -     Reconcile daily activity to the trial balance;

      -     Calculate net asset value; and

      -     Prepare account balances.

      The Administrator shall provide timely prior notice to the Sub-Accounting Agent of any modification in the manner in which such calculations are to be performed as prescribed in any revision to any Fund's governing document and shall supply the Sub-Accounting Agent with certified copies of all amendments and/or supplements to the governing documents in a timely manner. For purposes of calculating the net asset value of a Fund, the Sub-Accounting Agent shall value each Fund's portfolio securities utilizing prices obtained from sources designated by the Administrator (collectively, the "AUTHORIZED PRICE SOURCES") on a Price Source Authorization substantially in the form attached hereto as Exhibit A, as the same may be amended from time to time, or otherwise designated by means of Proper Instructions (as such term is defined in Section 2.2 below) (the "PRICE SOURCE AUTHORIZATION"). The Sub-Accounting Agent shall not be responsible for any revisions to calculations unless such revisions are communicated in writing to the Sub-Accounting Agent.

      SECTION 1.2 RECORDS.

      The Sub-Accounting Agent shall create and maintain all records relating to its activities and obligations under this Agreement in such a manner as will meet the obligations of the Administrator with respect to each Fund under the Investment Company Act of 1940, as amended, specifically Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the applicable Fund and shall at all times during the regular business hours of the Sub-Accounting Agent be open for inspection by duly authorized officers, employees or agents of the Administrator, the applicable Fund and employees and agents of the Securities and Exchange Commission. Subject to Section 3 below, the Sub-Accounting Agent shall preserve for the period required by law the records required to be maintained thereunder.

      SECTION 1.3 APPOINTMENT OF AGENTS.

      The Sub-Accounting Agent may at its own expense employ agents in the performance of its duties and the exercise of its rights under this Agreement, provided that the employment of such agents shall not reduce the Sub-Accounting Agent's obligations or liabilities hereunder.

SECTION 2. DUTIES OF THE ADMINISTRATOR.

      SECTION 2.1 DELIVERY OF INFORMATION.

      The Administrator shall provide, or shall cause a third party to provide, timely notice to the Sub-Accounting Agent of certain data as a condition to the Sub-Accounting Agent's performance described in Section 1 above. The data required to be provided pursuant to this section is set forth on Schedule A hereto, which schedule may be separately amended or supplemented by the parties from time to time.

      The Sub-Accounting Agent is authorized and instructed to rely upon the information it receives from the Administrator or any third party whose services the Sub-Accounting Agent must rely upon in performing services hereunder. The Sub-Accounting Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of the Administrator or any Fund.

      SECTION 2.2 PROPER INSTRUCTIONS.

      The Administrator or any other person duly authorized by it shall communicate to the Sub-Accounting Agent by means of Proper Instructions. Proper Instructions shall mean (i) a writing signed or initialed by one or more persons as the Administrator shall have from time to time authorized or (ii) communication effected directly between the Administrator or its third-party agents (each, a "THIRD PARTY AGENT") and the Sub-Accounting Agent by electro-mechanical or electronic devices, provided that the Administrator and the Sub-Accounting Agent agree to security procedures. The Sub-Accounting Agent may rely upon any Proper Instruction believed by it to be genuine and to have been properly issued by or on behalf of the Administrator. Oral instructions shall be considered Proper Instructions if the Sub-Accounting Agent reasonably believes them to have been given by a person authorized to give such instructions. The Administrator shall cause all oral instructions to be confirmed in accordance with clauses (i) or (ii) above, as appropriate. The Administrator shall give timely Proper Instructions to the Sub-Accounting Agent in regard to matters affecting accounting practices and the Sub-Accounting Agent's performance pursuant to this Agreement.

SECTION 3. STANDARD OF CARE; LIMITATION OF LIABILITY.

      The Sub-Accounting Agent shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by, and shall be without liability to, the Administrator and any Fund for any action taken or omitted by it in good faith without negligence including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon the advice of counsel (who may be counsel for the Administrator or any Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Without in any way limiting the generality of the foregoing, the Sub-Accounting Agent shall in no event be liable for any loss or damage arising from causes beyond its control including, without limitation, delay or cessation of services hereunder or any damages resulting therefrom as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.

      The Sub-Accounting Agent shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorney's fees) in any way due to the Administrator's use of the accounting services or the performance of or failure to perform the Sub-Accounting Agent's obligations under this Agreement.

      The Administrator, any Third Party Agent or Authorized Price Sources from which the Sub-Accounting Agent shall receive or obtain certain records, reports and other data utilized or included in the sub-accounting services provided hereunder is solely responsible for the contents of such information including, without limitation, the accuracy thereof and the Administrator agrees to make no claim against the Sub-Accounting Agent arising out of the contents of such third-party data including, but not limited to, the accuracy thereof. The Sub-Accounting Agent shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any such information and shall be without liability for any loss or damage suffered as a result of the Sub-Accounting Agent's reasonable reliance on and utilization of such information, except as otherwise required by the Price Source Authorization with respect to the use of data obtained from Authorized Price Sources. The Sub-Accounting Agent shall have no responsibility and shall be without liability for any loss or damage caused by the failure of the Administrator or any Third Party Agent to provide it with the information required by Section 2.1 above. Further, and without in any way limiting the generality of the foregoing, the Sub-Accounting Agent shall have no liability in respect of any loss, damage or expense suffered by the Administrator, any Fund or any third party, insofar as such loss, damage or expense arises from the performance of the Sub-Accounting Agent's duties hereunder by reason of the Sub-Accounting Agent's reliance upon records that were maintained for the Administrator or any Fund by any entity other than the Sub-Accounting Agent prior to the Administrator's appointment of the Sub-Accounting Agent pursuant to this Agreement.

      The Administrator agrees to indemnify and hold the Sub-Accounting Agent free and harmless from any expense, loss, damage or claim, including reasonable attorney's fees, suffered by the Sub-Accounting Agent and caused by or resulting from the acts or omissions of the Administrator or any Third Party Agents or Authorized Price Sources whose services the Sub-Accounting Agent must rely upon in performing services hereunder.

      The Administrator acknowledges and agrees that, with respect to investments any Fund or Portfolio maintains with an entity which may from time to time act as a transfer agent for uncertificated shares of registered investment companies (the "UNDERLYING TRANSFER AGENT"), such Underlying Transfer Agent is the sole source of information on the number of shares held by it on behalf of the Fund or Portfolio and that the Sub-Accounting Agent has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Sub-Accounting Agent in performing its duties under this Agreement.

SECTION 4. RESERVED.

SECTION 5. COMPENSATION OF SUB-ACCOUNTING AGENT.

      The Sub-Accounting Agent shall be entitled to reasonable compensation for its services and expenses as Sub-Accounting Agent, as agreed upon from time to time between the Administrator and the Sub-Accounting Agent.

SECTION 6. TERM OF AGREEMENT; AMENDMENT.

      This Agreement shall become effective as of the date set forth above and shall continue in full force and effect for a period of three (3) years after the effective date, and thereafter shall automatically be extended for one-year terms unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the applicable term. Notwithstanding the foregoing, this Agreement may be terminated by the Administrator with respect to any Fund or Portfolio with ninety (90) days' prior written notice that the services provided hereunder are to be provided to such Fund or Portfolio by the Administrator. This Agreement may be amended at any time by mutual agreement of the parties hereto.

      Termination of this Agreement with respect to the coverage of any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

      Upon termination of the Agreement or termination of its coverage with respect to any Fund, such Fund shall pay to the Sub-Accounting Agent such compensation as may be due as of the date of such termination (or with respect to the applicable Fund with respect to a coverage termination) and shall likewise reimburse the Sub-Accounting Agent for its costs, expenses and disbursements.

SECTION 7. SUCCESSOR AGENT.

      If a successor fund accounting agent with respect to any Fund, or Portfolio thereof, shall be appointed by the Administrator, the Sub-Accounting Agent shall upon termination deliver to such successor agent at the office of the Sub-Accounting Agent all properties of such Fund or Portfolio thereof, as applicable, held by it hereunder. If no such successor agent shall be appointed, the Sub-Accounting Agent shall have the right at its office to deliver such records to the Administrator.

SECTION 8. GENERAL.

      SECTION 8.1 MASSACHUSETTS LAW TO APPLY. This Agreement shall be governed by, construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts excluding that body of law applicable to conflicts of law.

      SECTION 8.2 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior agreements between the Administrator and the Sub-Accounting Agent relating to fund accounting and recordkeeping services regarding each Fund.

      SECTION 8.3 ASSIGNMENT. This Agreement may not be assigned by (a) the Administrator without the prior written consent of the Sub-Accounting Agent or
(b) by the Sub-Accounting Agent without the prior written consent of the Administrator, except that either party may, without such prior consent, assign to an entity controlling, controlled by or under common control with such party or to a successor of all of or a substantial portion of its business.

      SECTION 8.4 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Sub-Accounting Agent and the Administrator may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of a Fund's governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

      SECTION 8.5 ADDITIONAL FUNDS. In the event that the Administrator desires to have the Sub-Accounting Agent render services hereunder with respect to any management investment company in addition to those listed on Appendix A hereto, it shall so notify the Sub-Accounting Agent in writing, and if the Sub-Accounting Agent agrees in writing to provide such services, such management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof with respect to such Fund.

      SECTION 8.6 ADDITIONAL PORTFOLIOS. In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A hereto with respect to which the Administrator desires to have the Sub-Accounting Agent render services as sub-accounting agent under the terms hereof, the Administrator shall so notify the Sub-Accounting Agent in writing, and if the Sub-Accounting Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

      SECTION 8.7 REMOTE ACCESS SERVICES ADDENDUM. The Administrator and the Sub-Accounting Agent hereby agree to the terms of the Remote Access Services Addendum hereto.

      SECTION 8.8 RESERVED.

      SECTION 8.9 NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Administrator:                       INVESCO ADVISERS, INC.
                                            11 Greenway Plaza, Suite 100
                                            Houston, TX  77046-1173
                                            Attn:  President and General Counsel
                                            Telephone:  713-626-1919
                                            Telecopy:  713-993-9185

To the Sub-Accounting Agent:                STATE STREET BANK AND TRUST COMPANY
                                            1200 Crown Colony Drive
                                            Fifth Floor
                                            Crown Colony Office Park
                                            Quincy, MA  02169
                                            Attention: Judith Charny
                                            Telephone: 617-537-4648
                                            Telecopy: 617-537-4779

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

      SECTION 8.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement.

      SECTION 8.11 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

      SECTION 8.12 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                 SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

SIGNATURE ATTESTED TO BY:           INVESCO ADVISERS, INC.

                                    By:
-----------------------------           ----------------------------------------
Name:                                   Name:
Title:                                  Title:

SIGNATURE ATTESTED TO BY:           STATE STREET BANK AND TRUST COMPANY

                                    By:
-----------------------------           ----------------------------------------
                                        Name:    Michael F. Rogers
                                        Title:   Executive Vice President

MASTER SUB-ACCOUNTING SERVICES AGREEMENT

                                  APPENDIX A TO
                    MASTER SUB-ACCOUNTING SERVICES AGREEMENT

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

Invesco Balanced Fund
Invesco California Tax-Free Income Fund
Invesco Dividend Growth Securities Fund
Invesco Equally-Weighted S&P 500 Fund
Invesco Fundamental Value Fund
Invesco Large Cap Relative Value Fund
Invesco New York Tax-Free Income Fund
Invesco S&P 500 Index Fund
Invesco Van Kampen American Franchise Fund
Invesco Van Kampen Core Equity Fund
Invesco Van Kampen Equity and Income Fund
Invesco Van Kampen Equity Premium Income Fund
Invesco Van Kampen Growth and Income Fund
Invesco Van Kampen Money Market Fund
Invesco Van Kampen Pennsylvania Tax Free Income Fund
Invesco Van Kampen Small Cap Growth Fund
Invesco Van Kampen Tax Free Money Fund

AIM GROWTH SERIES (INVESCO GROWTH SERIES)

Invesco Convertible Securities Fund
Invesco Van Kampen Asset Allocation Conservative Fund
Invesco Van Kampen Asset Allocation Growth Fund
Invesco Van Kampen Asset Allocation Moderate Fund
Invesco Van Kampen Harbor Fund
Invesco Van Kampen Leaders Fund
Invesco Van Kampen Real Estate Securities Fund
Invesco Van Kampen U.S. Mortgage Fund

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Invesco Alternative Opportunities Fund
Invesco Commodities Strategy Fund
Invesco FX Alpha Plus Strategy Fund
Invesco FX Alpha Strategy Fund
Invesco Global Advantage Fund
Invesco Global Dividend Growth Securities Fund
Invesco Health Sciences Fund
Invesco International Growth Equity Fund
Invesco Pacific Growth Fund
Invesco Van Kampen Emerging Markets Fund
Invesco Van Kampen Global Bond Fund
Invesco Van Kampen Global Equity Allocation Fund
Invesco Van Kampen Global Franchise Fund
Invesco Van Kampen Global Tactical Asset Allocation Fund
Invesco Van Kampen International Advantage Fund
Invesco Van Kampen International Growth Fund

AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)

Invesco High Yield Securities Fund
Invesco Van Kampen Core Plus Fixed Income Fund
Invesco Van Kampen Corporate Bond Fund
Invesco Van Kampen Government Securities Fund
Invesco Van Kampen High Yield Fund
Invesco Van Kampen Limited Duration Fund

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

Invesco Mid-Cap Value Fund
Invesco Small-Mid Special Value Fund
Invesco Special Value Fund
Invesco Technology Sector Fund
Invesco U.S. Mid Cap Value Fund
Invesco U.S. Small Cap Value Fund
Invesco U.S. Small/Mid Cap Value Fund
Invesco Value Fund
Invesco Value II Fund
Invesco Van Kampen American Value Fund
Invesco Van Kampen Capital Growth Fund
Invesco Van Kampen Comstock Fund
Invesco Van Kampen Enterprise Fund
Invesco Van Kampen Mid Cap Growth Fund
Invesco Van Kampen Small Cap Value Fund
Invesco Van Kampen Technology Fund
Invesco Van Kampen Utility Fund
Invesco Van Kampen Value Opportunities Fund

AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

Invesco Municipal Fund
Invesco Tax-Exempt Securities Fund
Invesco Van Kampen California Insured Tax Free Fund
Invesco Van Kampen High Yield Municipal Fund
Invesco Van Kampen Insured Tax Free Income Fund
Invesco Van Kampen Intermediate Term Municipal Income Fund
Invesco Van Kampen Municipal Income Fund
Invesco Van Kampen New York Tax Free Income Fund

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Invesco V.I. Dividend Growth Fund
Invesco V.I. Global Dividend Growth Fund
Invesco V.I. High Yield Securities Fund
Invesco V.I. Income Builder Fund
Invesco V.I. S&P 500 Index Fund
Invesco V.I. Select Dimensions Balanced Fund
Invesco V.I. Select Dimensions Dividend Growth Fund
Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund
Invesco Van Kampen V.I. Capital Growth Fund
Invesco Van Kampen V.I. Comstock Fund
Invesco Van Kampen V.I. Equity and Income Fund

Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund
Invesco Van Kampen V.I. Global Value Equity Fund
Invesco Van Kampen V.I. Government Fund
Invesco Van Kampen V.I. Growth and Income Fund
Invesco Van Kampen V.I. High Yield Fund
Invesco Van Kampen V.I. International Growth Equity Fund
Invesco Van Kampen V.I. Mid Cap Growth Fund
Invesco Van Kampen V.I. Mid Cap Value Fund
Invesco Van Kampen V.I. Value Fund

INVESCO CALIFORNIA INSURED MUNICIPAL INCOME TRUST

INVESCO CALIFORNIA QUALITY MUNICIPAL SECURITIES

INVESCO HIGH YIELD INVESTMENTS FUND, INC.

INVESCO INSURED CALIFORNIA MUNICIPAL SECURITIES

INVESCO INSURED MUNICIPAL BOND TRUST

INVESCO INSURED MUNICIPAL INCOME TRUST

INVESCO INSURED MUNICIPAL SECURITIES

INVESCO INSURED MUNICIPAL TRUST

INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST

INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST II

INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST III

INVESCO MUNICIPAL PREMIUM INCOME TRUST

INVESCO NEW YORK QUALITY MUNICIPAL SECURITIES

INVESCO PRIME INCOME TRUST

INVESCO QUALITY MUNICIPAL INCOME TRUST

INVESCO QUALITY MUNICIPAL INVESTMENT TRUST

INVESCO QUALITY MUNICIPAL SECURITIES TRUST

INVESCO VAN KAMPEN ADVANTAGE MUNICIPAL INCOME TRUST II

INVESCO VAN KAMPEN BOND FUND

INVESCO VAN KAMPEN CALIFORNIA VALUE MUNICIPAL INCOME TRUST

INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND

INVESCO VAN KAMPEN EXCHANGE FUND

INVESCO VAN KAMPEN HIGH INCOME TRUST II

INVESCO VAN KAMPEN MASSACHUSETTS VALUE MUNICIPAL INCOME TRUST

INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST

INVESCO VAN KAMPEN MUNICIPAL TRUST

INVESCO VAN KAMPEN OHIO QUALITY MUNICIPAL TRUST

INVESCO VAN KAMPEN PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST

INVESCO VAN KAMPEN SELECT SECTOR MUNICIPAL TRUST

INVESCO VAN KAMPEN SENIOR INCOME TRUST

INVESCO VAN KAMPEN SENIOR LOAN FUND

INVESCO VAN KAMPEN TRUST FOR INSURED MUNICIPALS

INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE MUNICIPALS

INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW JERSEY MUNICIPALS

INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS

                                   EXHIBIT A
                                       TO
                    MASTER SUB-ACCOUNTING SERVICES AGREEMENT

                       FORM OF PRICE SOURCE AUTHORIZATION

                                   SCHEDULE A
                                       TO
                    MASTER SUB-ACCOUNTING SERVICES AGREEMENT

INFORMATION REQUIRED TO BE SUPPLIED                  RESPONSIBLE PARTY
-------------------------------------                --------------------------------------
Portfolio Trade Authorizations                       Investment Adviser
Currency Transactions                                Investment Adviser
Cash Transaction Report                              Custodian
Portfolio Prices                                     Third Party Vendors/Investment Adviser
Exchange Rates                                       Third Party Vendors/Investment Adviser
Capital Stock Activity Report                        Transfer Agent
Dividend/Distribution Schedule                       Investment Adviser
Dividend/Distribution Declaration                    Investment Adviser
Dividend Reconciliation/Confirmation                 Transfer Agent
Corporate Actions                                    Third Party Vendors/Custodian
Expense Budget                                       Investment Adviser
Amortization Policy                                  Investment Adviser
Accounting Policy/Complex Investments                Investment Adviser
Audit Management Letter                              Investment Adviser
Annual Shareholder Letter                            Investment Adviser
Annual/Semi-Annual Reports                           Investment Adviser